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                                                                   EXHIBIT 23.18

                                CONSENT OF EXPERT

                  Reference is made to the Registration Statement on Form 40-F (the "Registration Statement") of Ivanhoe Mines Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                  We hereby consent to:

                  (i) the use of and reference to our name and our reports, and the inclusion of information derived from our reports, under the headings "Item 4 - Narrative Description of Business - Oyu Tolgoi Gold and Copper Project, Mongolia - Mineral Resources and Reserves - Cerntal Oyu Resource Estimate," "Item 4 - Narrative Description of Business - Oyu Tolgoi Gold and Copper Project, Mongolia - Sampling and Analysis" and "Item 4 - Narrative Description of Business - Other Projects - Mongolia" in the Company's Annual Information Form for the year ended December 31, 2001, dated May 16, 2002;

                  (ii) the use of our name in the section entitled "Full Description of Material Change" in the Company's Material Change Report dated March 7, 2003;

                  (iii) the use of our name in the section entitled "Full Description of Material Change" in the Company's Material Change Report dated July 31, 2003;

                  (iv) the use of our name in the section entitled "Full Description of Material Change" in the Company's Material Change Report dated August 18, 2003;

                  (v) the use of and reference to our name and our reports, and the inclusion of information derived from our reports, under the headings "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project - Resource Estimate - Central Oyu," "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project - Sampling and Analysis" and "Summary Description of Business - Recent Developments - Additional Mongolian Exploration Projects" in the Company's Final Short Form Prospectus dated March 25, 2002 relating to the issuance by the Company of approximately
9.3 million of its common shares; and

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                  (vi) the use of and reference to our name and our reports, and the inclusion of information derived from our reports, under the headings "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project - Resource Estimate - Central Oyu," "Summary Description of Business - Recent Developments - Oyu Tolgoi Exploration Project - Sampling and Analysis" and "Summary Description of Business - Recent Developments - Additional
Mongolian Exploration Projects" in the Company's Final Short Form Prospectus dated March 25, 2002, relating to the issuance by the Company of approximately
17.5 million of its common shares.

Sincerely,

SGS ANALABS PTY LTD

By: ________________________
Name:
Title:

Date: November 17, 2003